Exhibit 99.1

iCAD, Inc. Announces Sale of Xoft, its Brachytherapy Business Line, to Elekta

Xoft’s eBX system can now be offered to more clinics and cancer patients world-wide through Elekta’s extensive sales channels

NASHUA, N.H., October 17, 2023 – iCAD, Inc. (NASDAQ: ICAD), a global medical technology leader providing innovative cancer detection and therapy solutions announced today that Elekta (EKTA-B.ST), the world leader in brachytherapy solutions, has agreed to acquire Xoft, a subsidiary of iCAD,Inc for approximately $5.5 million and assumed liabilities. Elekta is taking over the business effective immediately and will make final payment no later than November 6, 2023. By acquiring the Xoft® Axxent® Electronic Brachytherapy (eBx®) System®, Elekta will be able to offer electronic brachytherapy technology to provide expanded access to treatment for a range of cancers.

Xoft's unique technology provides targeted cancer care expertly tailored to meet patients’ personalized needs. The carefully designed Xoft eBx System empowers physicians with full confidence to precisely and effectively treat cancer and enable patients to live healthy, high-quality lives.

“As we’ve disclosed, we have been in the process of exploring strategic options for the Xoft business that would accelerate the accessibility of this technology and provide more focus and synergies to its growth. We are pleased that Elekta will be acquiring the Xoft subsidiary including both the technology and team,” said Dana Brown, President & CEO of iCAD. “We are confident that the Xoft technology under the leadership of John Lapré and the Elekta team will continue to positively impact the lives of cancer patients and the providers who care for them on a global scale.”

The versatile Xoft eBX System utilizes breakthrough electronic brachytherapy technology to provide expanded treatment options for a range of cancers. With the Xoft System, highly focused therapeutic radiation of the disease target is possible in a minimally shielded setting, while sparing surrounding healthy tissue.

The Xoft System is FDA cleared and CE marked, installed in more than 120 sites in 16 countries around the world and licensed in a growing number of countries for the treatment of cancer anywhere in the body. The Xoft technology is supported by a growing body of evidence for the treatment of early-stage breast cancer, non-melanoma skin cancer (NMSC), gynecological cancers, and brain cancers. Emerging applications include colorectal, prostate, and pancreatic cancers. The Elekta solutions are used in more than 120 countries and through its global network, the Xoft technology will now be able to reach more patients in need of personalized, precision radiation therapy.

The company will provide further updates on the transaction and its impact on cash, balance sheet and operations during its third quarter earnings call. Craig-Hallum Capital Group served as advisor to the company for this transaction.

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About iCAD, Inc.

Headquartered in Nashua, NH, iCAD® is a global medical technology leader providing innovative cancer detection and therapy solutions. For more information, visit www.icadmed.com.

Forward-Looking Statements

Certain statements contained in this News Release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about the expansion of access to the Company’s products, improvement of performance, acceleration of adoption and expected expansion. Such forward-looking statements involve a number of known and unknown risks, uncertainties and other factors which may cause the actual results, performance, or achievements of the Company to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. The words “believe,” “demonstrate,” “intend,” “expect,” “estimate,” “will,” “continue,” “anticipate,” “likely,” “seek,” and similar expressions identify forward-looking statements. Readers are cautioned not to place undue reliance on those forward-looking statements, which speak only as of the date the statement was made. The Company is under no obligation to provide any updates to any information contained in this release. For additional disclosure regarding these and other risks faced by iCAD, please see the disclosure contained in our public filings with the Securities and Exchange Commission, available on the Investors section of our website at http://www.icadmed.com and on the SEC’s website at http://www.sec.gov.

iCAD Contacts:

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